                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                            ----------------------


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JULY 12, 1996


                            ----------------------


                                CONSILIUM, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                            0-17754               94-2523965

(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer)
 incorporation or organization)                              Identification No.)



      485 CLYDE AVENUE                                       94043
  MOUNTAIN VIEW, CALIFORNIA

 (Address of principal executive offices)                 (Zip Code)



      Registrant's telephone number, including area code:  (415) 691-6100


             (Former name, former address and former fiscal year,
                         if changed since last report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 12, 1996, Coopers & Lybrand LLP ("Coopers"), the independent accountant engaged to audit the financial statements of Consilium, Inc. ("Company") during the Company's two most recent fiscal years and prior thereto, resigned. The reports of Coopers for the fiscal years ended October 31, 1995 and October 31, 1994, including the restatement reported in the Company's Form 10-K/A for the year ended October 31, 1995, contained no adverse opinion or disclaimer of opinion, and were not qualified as to other uncertainties, audit scope, or accounting principles.

         Coopers did not inform the Audit Committee, the Board of Directors or management of its intent to resign prior to delivery of its resignation. Accordingly, neither the Audit Committee nor the Board of Directors nor management made any recommendation with respect to Coopers' resignation. After Coopers' resignation, Coopers identified to the Company a disagreement required to be reported in accordance with Item 304 of Regulation S-K. This disagreement identified by Coopers was resolved to the satisfaction of Coopers and was reflected in the Company's Notes to Consolidated Financial Statements in the Company's Form 10-Q for the three month period ended April 30, 1996, the Company's Form 10-K/A for the year ended October 31, 1995 and Form 10-Q/A for the three month period ended January 31, 1996. The disagreement was identified as follows: During the week of May 13, 1996, the Company received a letter dated May 6, 1996 from Honeywell, Inc. alleging claims for unidentified breaches of contract, misrepresentation, and fraud. The letter did not set forth any basis for the claims, did not allege an amount at issue, and asserted an intent to litigate unless satisfactory progress was made toward resolution of the claim. In early June 1996, after consulting counsel, who had been unable to obtain information from Honeywell concerning the materiality of the claim, management believed that disclosure of the Honeywell letter would be premature and that the Company should first investigate the matter to determine materiality and to understand the basis for the claims, and accordingly considered at that time omitting disclosure from the Company's Form 10-Q, Form 10-K/A and Form 10-Q/A. On June 11, 1996, Coopers advised the Company's Audit Committee that Coopers disagreed with management's proposed omission of a description of such letter in the Company's Form 10-Q for the three month period ended April 30, 1996. The Audit Committee and management concurred with Coopers' recommendation and the Company included disclosure of the receipt of such letter in the Company's Quarterly Report on Form 10-Q for the three months ended April 30, 1996 filed on June 14, 1996, and the Company's Form 10-K/A for the year ended October 31, 1995 and the Company's Form 10-Q/A for the three month period ended January 31, 1996, each filed July 2, 1996.

         During the Company's two most recent fiscal years and the interim period preceding resignation, Coopers has not advised management, the Audit Committee or the Board of Directors of the Company of any issues regarding significant internal control matters, problems with management's representations or financial statements, requirements for expanded audit scope or information that materially impacts the fairness or reliability of the Company's financial statements. During the two previous fiscal years and the interim period through the date of resignation, there were no other disagreements between the Company and Coopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Coopers would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company has authorized Coopers to respond fully and without limitation to any inquiries by a successor accountant concerning the subject matter of the above disagreement. The Company has provided Coopers with a copy of the foregoing disclosures and Coopers' letter stating agreement with the statements contained herein as they pertain to Coopers is included as an exhibit to this filing.

ITEM 7.  EXHIBITS.

         Paragraph 16.1    Letter from Coopers and Lybrand & LLP
                           dated July 19, 1996.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CONSILIUM, INC.


                                 /s/  Laurence R. Hootnick
                                 ------------------------------
July 19, 1996                    Laurence R. Hootnick, President,
                                 Chief Executive Officer and
                                 Chief Financial Officer

                                       3
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                               INDEX TO EXHIBITS

Exhibit                             Document
- ----------   -------------------------------------------------------
16.1         Letter from Coopers & Lybrand LLP dated July 19, 1996.

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